                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549


                                 ____________


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) July 15, 1999.


                               Capital One Bank
                 (Originator of the Capital One Master Trust)
                               on behalf of the
                           Capital One Master Trust
                      -----------------------------------
            (Exact name of registrant as specified in its charter)

            Virginia                  0-23750                 54-1719855
----------------------------  -----------------------   ----------------------
(State or Other Jurisdiction  (Commission File Number)  (IRS Employer
of Incorporation)                                       Identification Number)


      11013 West Broad Street
       Glenn Allen, Virginia                                  23060
---------------------------------------                     ----------
(Address of Principal Executive Office)                     (Zip Code)

Registrant's telephone number, including area code (804) 967-1000



                                      N/A
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.            Not Applicable.

Item 2.            Not Applicable.

Item 3.            Not Applicable.

Item 4.            Not Applicable.

Item 5.            On July 15, 1999, the Registrant made available to
                      prospective investors a series term sheet setting forth a description of the collateral pool and the proposed structure of $400,000,000 aggregate principal amount of Class A Floating Rate Asset Backed Certificates, Series 1999-3 and $50,000,000 Class B Floating Rate Asset Backed Certificates, Series 1999-3 of the Capital One Master Trust. The series term sheet is attached hereto as Exhibit 99.01.

Item 6.            Not Applicable.

Item 7.            Exhibits.

                   The following is filed as an Exhibit to this Report under
                   Exhibit 99.01.

     Exhibit 99.01 Series Term Sheet dated June 7, 1999, with respect to the proposed issuance of the Capital One Master Trust, $400,000,000 Class A Floating Rate Asset Backed Certificates, Series 1999-3 and $50,000,000 Class B Floating Rate Asset Backed Certificates, Series 1999-3.

Item 8.            Not Applicable.
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                                    SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Capital One Bank on behalf of the Capital One Master Trust has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CAPITAL ONE MASTER TRUST
                                          By: CAPITAL ONE BANK



                                          By: /s/ Charles Y. Kim
                                             ----------------------
                                             Name: Charles Y. Kim
                                             Title: Director of Securitization
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                                    EXHIBIT INDEX


Exhibit                          Description
-------                          -----------

Exhibit 99.01 Series Term Sheet dated July 15, 1999, with respect to the proposed issuance of the Capital One Master Trust, $400,000,000 Class A Floating Rate Asset Backed Certificates, Series 1999-3 and $50,000,000 Class B Floating Rate Asset Backed Certificates, Series 1999-3.